SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                            C U R R E N T   R E P O R T

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                   June 27, 1994
                 Date of Report (Date Of Earliest Event Reported)

                          NORTH FORK BANCORPORATION, INC.
               (Exact Name Of Registrant As Specified In Its Charter)

                                     Delaware
                   (State Or Other Jurisdiction Of Incorporation)

                  0-10280                        36-3154608
          (Commission File Number)      (IRS Employer Identification No.)

                     9025 Route 25, Mattituck, New York  11952
                (Address Of Principal Executive Offices) (Zip Code)

                                 (516) 298-5000
                (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
           (Former Name Or Former Address, If Changed Since Last Report)



          ITEM 5.  OTHER EVENTS.

                    On June 27, 1994, North Fork Bancorporation,
          Inc. ("North Fork") and Metro Bancshares Inc. ("Metro") entered into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of Metro with and into North Fork, with North Fork surviving the Merger (the "Surviving Corporation"). Immediately after the Merger, Bayside Federal Savings Bank ("Bayside Federal"), Metro's federally chartered savings bank subsidiary, will merge (the "Subsidiary Merger") with and into North Fork Bank ("New York Bank"), North Fork's New York chartered bank subsidiary.

                    Pursuant to the Merger Agreement, each share of the common stock, par value $0.01 per share ("Metro Common Stock"), of Metro outstanding on the date of the Merger (except for shares of Metro Common Stock held by Metro as treasury stock or shares held by North Fork or any of its subsidiaries, but including shares of Metro Common Stock (i) held directly or indirectly by North Fork or Metro or any of their respective subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties ("Trust Account Shares") and (ii) held by North Fork or Metro or any of their respective subsidiaries in respect of a debt previously contracted ("DPC Shares")) will be converted into a number of shares (the "Exchange Ratio") of the common stock, par value $2.50 per share, of North Fork ("North Fork Common Stock"), determined by dividing $25.50 by the "Average Closing Price," provided, however, that (I) if the Average Closing Price is equal to or greater than $15.50, the Exchange Ratio shall be 1.645 and (II) except as described in the next sentence, if the Average Closing Price is equal to or less than $14.50, the Exchange Ratio shall be 1.759. If the Average Closing Price is less than $12.50, Metro may terminate the Merger Agreement unless North Fork increases the Exchange Ratio such that the shares of North Fork Common Stock issued in exchange for each share of Metro Common Stock have a nominal value (valued at the Average Closing Price) of $21.99. The Average Closing Price is defined as the average closing sales price of the North Fork Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending on the 5th business day prior to the date on which the last required regulatory approval for the Merger, the Subsidiary Merger and the other transactions contemplated by the Merger Agreement is obtained, without regard to any requisite waiting periods in respect thereof.

                    The shares of North Fork Common Stock Common
          Stock issued in the Merger will include the corresponding number of rights attached to such shares pursuant to North Fork's shareholder rights plan. No fractional shares of North Fork Common Stock will be issued in the Merger, and Metro stockholders who otherwise would be entitled to receive a fractional share of North Fork Common Stock will receive a cash payment in lieu thereof.

                    Consummation of the Merger is subject to certain conditions, including, but not limited to, approval of the Merger Agreement by the stockholders of each of Metro and North Fork and the receipt of all required regulatory approvals. In addition, Metro may terminate the Merger Agreement during the first 30 days following its execution if Metro reasonably determines in good faith that the business or financial condition of North Fork and its subsidiaries taken as a whole has materially and adversely changed from that described in North Fork's Annual Report on Form 10-K for the fiscal year ended on December 31, 1993.

                    As a condition to the execution and delivery of the Merger Agreement, North Fork and Metro entered into a stock option agreement, dated as of June 27, 1994 (the "Stock Option Agreement"), pursuant to which Metro granted North Fork an option to purchase up to 557,795 shares of Metro Common Stock at a purchase price of $21.00 per share, subject to adjustment. The option is exercisable only upon the occurrence of certain events described therein, none of which has occurred. In addition, pursuant to the Merger Agreement, upon the occurrence of any such event, Metro will pay North Fork a termination fee of $2,000,000.

                    The Merger Agreement and the Stock Option
          Agreement are attached hereto as exhibits and incorporated herein by reference in their entirety. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.


          ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

               (c)  Exhibits

                    The following Exhibits are filed with this Current Report on Form 8-K:

          Exhibit
          Number                   Description

            2.1 Agreement and Plan of Merger, dated as of June 27, 1994, between North Fork
                         Bancorporation, Inc. and Metro Bancshares
                         Inc.

           99.1          Stock Option Agreement, dated as of June
                         27, 1994, between North Fork
                         Bancorporation, Inc. and Metro Bancshares
                         Inc.


                                  SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  July 6, 1994

                                   NORTH FORK BANCORPORATION, INC.

                                   By: /s/ Daniel M. Healy
                                   Name:   Daniel M. Healy
                                   Title:  Executive Vice President
                                           Chief Financial Officer



                                EXHIBIT INDEX

          Exhibit                                      Page
          Number              Description              Number

            2.1     Agreement and Plan of Merger, dated
                    as of June 27, 1994, between North
                    Fork Bancorporation, Inc. and Metro
                    Bancshares Inc.

           99.1     Stock Option Agreement, dated as
                    of June 27, 1994, between North Fork
                    Bancorporation, Inc. and Metro
                    Bancshares Inc.